As filed with the Securities and Exchange Commission on April 30, 2001

                    Registration Statement No. ______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CFC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                       36-3434526
  (State of Incorporation)                 (I.R.S. Employer Identification No.)


500 State Street, Chicago Heights, Illinois                            60411
(Address of Principal Executive Offices)                             (Zip Code)

            CFC INTERNATIONAL, INC. 2000 DIRECTORS' STOCK OPTION PLAN
                 CFC INTERNATIONAL, INC. 2000 STOCK OPTION PLAN
                            (Full title of the plans)

                                 Roger F. Hruby
                     Chairman of the Board of Directors and
                             Chief Executive Officer
                             CFC International, Inc.
                                500 State Street
                         Chicago Heights, Illinois 60411
 (Name, address and telephone number, including area code, of agent for service)
                                 (708) 891-3456

                                   Copies to:
                                Michael J. Boland
                              McBride Baker & Coles
                       500 West Madison Street, 40th Floor
                             Chicago, Illinois 60661
            (Name, address and telephone number, including area code)
                                 (312) 715-5744

                         Calculation of Registration Fee
         Title                        Proposed      Proposed
          of                           Maximum       Maximum          Amount
      Securities        Amount        Offering      Aggregate           of
         to be          To Be         Price Per     Offering       Registration
      Registered      Registered      Share (1)     Price (1)           Fee
      ----------      ----------      ---------     ---------           ---

Common Stock            200,000       $________     $________       $264.00
$.01 Par Value
(1) Estimated solely for purposes of calculating the registration fee and based on average of the high and low prices as reported by the NASDAQ National Market System on April 30, 2001.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the "Commission") (File Number 0-27222):

     (a) The Company's Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") for the fiscal year ended December 30, 2000;

     (b) All other reports filed pursuant to Section 13(a) or 15(b) of the Exchange Act since the end of the fiscal year covered by the Company's fiscal year ended December 30, 2000; and

     (c) The description of the Company's Common Stock as contained in the Company's registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Delaware authorizes the Company to indemnify its directors and officers under specified circumstances. The Restated Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify, to the extent permitted by Delaware law, its directors and officers (and may indemnify its employees and agents) against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arises out of their status as directors, officers, or employees. The Company has entered into an agreement with each of its directors which requires the Company to indemnify the director to the extent permitted by Delaware law.

     The Company's Restated Certificate of Incorporation and Bylaws eliminate, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such directors fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in international misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

     The directors and officers of the Company are insured within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

     Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

     In addition to such other rights of indemnification as they may have as directors, each of the CFC International, Inc. 2000 Directors' Stock Option Plan and the CFC International, Inc. 2000 Stock Option Plan (the "Plans") provides that the members of the committee which administers the Plan shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plans or any option granted thereunder, and against amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding.

ITEM 8.  EXHIBITS

         Exhibit Number       Description
         --------------       -----------

         4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to
                              Exhibit 3.1 to the Company's registration statement on Form S-1, Registration No. 33-96110)

         4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form S-1, Registration No. 3396110)

         4.3 Specimen certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-1, Registration No. 33-96110)

         5                    Opinion of Counsel regarding Legality

         23.1 Consent of Counsel (contained in the opinion filed as Exhibit 5 to this Registration Statement)

         23.2                 Independent Accountant's Consent

         27.1 Power of Attorney (included on the signature page of this Registration Statement)


ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement, or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is again public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Chicago Heights, State of Illinois, on this 30th day of April, 2001.

                             CFC INTERNATIONAL, INC.


                              By /s/ Roger F. Hruby
                      ------------------------------------
                           Roger F. Hruby, Chairman of
                           the Board of Directors and
                             Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES
                        --------------------------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, in his or her capacity as an officer and/or director (as set forth below) of CFC International, Inc., a Delaware corporation (the "Corporation"), which is about to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 a Registration Statement on Form S-8, for shares of Common Stock of the Corporation or other interests under the CFC International, Inc. 2000 Stock Option Plan and CFC International, Inc. 2000 Directors' Stock Option Plan (the "Plans"), hereby constitutes and appoints Roger F. Hruby and Dennis W. Lakomy, and each of them, each with the full power of substitution and re-substitution, as his or her true and lawful attorney-in-fact and agent, with full power to act for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign, or cause to be signed electronically, said Registration Statement and any and all amendments to the aforementioned Registration Statement and to file said Registration Statement and amendments thereto so signed with all exhibits thereto, as well as to prepare, execute and file any and all other documents in connection with such Plans with the SEC, all state securities authorities under the blue sky and securities laws of the States of the United States of America, and The NASDAQ Stock Market, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                      Title                             Date
   ---------                      -----                             ----
/s/ Roger F. Hruby       Chairman of the Board of Directors,
Roger F. Hruby           Chief Executive Officer and Director   April 30, 2001
                         (Principal Executive Officer)

/s/Richard L. Garthwaite President, Chief Operating Officer     April 30, 2001
Richard L. Garthwaite    and Director (Principal Operating
                         Officer)

/s/Dennis W. Lakomy      Executive Vice President,              April 30, 2001
Dennis W. Lakomy         Chief  Financial  Officer,
                         Secretary, Treasurer and Director
                         (Principal Financial Officer)

/s/Jeffrey E. Norby      Vice  President,   Controller          April 30, 2001
Jeffrey E. Norby         (Principal  Accounting Officer)

/s/William G. Brown      Director                               April 30, 2001
William G. Brown

/s/Robert B. Covalt      Director                               April 30, 2001
Robert B. Covalt

/s/Richard Pierce        Director                               April 30, 2001
Richard Pierce

/s/David D. Wesselink    Director                               April 30, 2001
David D. Wesselink

                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form S-1, Registration No. 33-96110)

4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form S-1, Registration No. 3396110)

4.3 Specimen certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-1, Registration No. 33-96110)

5                   Opinion of Counsel regarding Legality

23.1 Consent of Counsel (contained in the opinion filed as Exhibit 5 to this Registration Statement)

23.2                Independent Accountant's Consent

27.1 Power of Attorney (included on the signature page of this Registration Statement)

                                                                 Exhibit 5


                       [McBride Baker & Coles Letterhead]

                                                            April 30, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Ladies and Gentlemen:

     We are counsel to CFC International, Inc., a Delaware corporation (the "Company"). The Company is filing a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of 200,000 shares of Common Stock, par value $.01 per share of the Company (the "Shares") to be issued pursuant to awards under the Company's 2000 Directors' Stock Option Plan and 2000 Stock Option Plan (the "Plans").

     Assuming the Registration Statement is filed with and accepted by the Securities and Exchange Commission, the Shares, when issued and paid for in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Opinions" in the Registration Statement.

                                              Very truly yours,

                                              /s/ McBride Baker & Coles

                                                                 Exhibit 23.2

                     [PricewaterhouseCoopers LLP Letterhead]


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement of CFC International, Inc. on Form S-8 of our report dated February 15, 2001 on our audits of the consolidated financial statements and financial statement schedule of CFC International, Inc. as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998, which report is included in the Annual Report on Form 10-K.
                                                /s/ PricewaterhouseCoopers LLP


Chicago, Illinois
April 30, 2001